Exhibit 20.7
Page 1 of 3

Navistar Financial 1996-A Owner Trust
For the Month of September 1996
Distribution Date of October 15, 1996

Original Pool Amount                  $459,943,869.53

Beginning Pool Balance                $417,109,950.65
Beginning Pool Factor                       0.9068714

Principal and Interest Collections:
  Principal Collected
    (Including Servicer Advance Repay) $10,082,476.92
  Interest Collected                    $3,386,170.50

Additional Deposits:
  Repurchase Amounts                            $0.00
  Liquidation Proceeds/Recoveries          $37,337.12
Total Additional Deposits                  $37,337.12

Repos/Chargeoffs                          $874,339.96
Aggregate Number of Notes Charged Off              23

Total Available Funds                  $13,505,984.54

Ending Pool Balance                   $406,153,133.77
Ending Pool Factor                          0.8830493

Servicing Fee                             $347,591.63

Repayment of Servicer Advances                  $0.00

Reserve Account:
  Beginning Balance                    $20,939,235.93
  Target Percentage                              5.00%
  Target Balance                       $20,307,656.69
  Minimum Balance                       $9,658,821.26
  (Release)/Deposit                      $(631,579.24)
  Ending Balance                       $20,307,656.69

                                           Dollars       Notes
Delinquencies:
  Installments:
     1-30 days                           2,279,918.96    1,668
    31-60 days                             450,351.85      359
    60+ days                                78,432.45       54

    Total                                2,808,703.26    1,670

  Balances:
    60+ days                             2,584,175.00       54

Memo Item - Reserve Account
  Opening Balance                      $20,855,497.53
  + Invest. Income                          83,738.40
  - Transfer to Collections Account              0.00
Beginning Balance                      $20,939,235.93

Exhibit 20.7
Page 2 of 3

Navistar Financial 1996-A Owner Trust
For the Month of September 1996

                                                               NOTES
                                      TOTAL          CLASS A-1       CLASS A-2       CERTIFICATES
Original
 Distributions:                  $459,943,869.53   $92,000,000.00  $347,245,000.00   $20,698,869.53
 Distribution Percentages                                 100.00%            0.00%            0.00%
 Coupon                                                    5.250%           6.350%           6.500%

Beginning Pool Balance           $417,109,950.65
Ending Pool Balance              $406,153,133.77

Collected Principal               $10,082,476.92
Collected Interest                 $3,386,170.50
Charge-Offs                          $874,339.96
Liquidation Proceeds/Recoveries       $37,337.12
Servicing                            $347,591.63
Cash Transfer from Reserve Account         $0.00
  Total Collections Available
    for Debt Service              $13,158,392.91

Beginning Balance                $417,109,950.65   $49,166,081.12  $347,245,000.00   $20,698,869.53

Interest Due                       $2,164,725.27      $215,101.60    $1,837,504.79      $112,118.88
Interest Paid                      $2,164,725.27      $215,101.60    $1,837,504.79      $112,118.88
Principal Due                     $10,956,816.88   $10,956,816.88            $0.00            $0.00
Principal Paid                    $10,956,816.88   $10,956,816.88            $0.00            $0.00

Ending Balance                   $406,153,133.77   $38,209,264.24  $347,245,000.00   $20,698,869.53
Note/Certificate Pool Factor
 (Ending Balance/Original Pool Amount)               0.4153180896     1.0000000000     1.0000000000

Total Distributions               $13,121,542.15   $11,171,918.48    $1,837,504.79      $112,118.88

Interest Shortfall                         $0.00            $0.00            $0.00            $0.00
Principal Shortfall                        $0.00            $0.00            $0.00            $0.00
 Total Shortfall (required from Reserve)   $0.00            $0.00            $0.00            $0.00

Excess Servicing                      $36,850.76

Beginning Reserve Account Balance $20,939,235.93     see also Memo Item on Page 1 regarding Reserve Account
(Release)/Draw                      $(631,579.24)
Ending Reserve Account Balance    $20,307,656.69

(1) The Noteholder's Percentage will be 100% for each Distribution Date occuring before the Distribution date on which the Class A-1 Notes have been paid in full, and generally 95.5% thereafter until all the Notes have been paid in full. No principal distribution to Class A-2 until Class A-1 has been paid in full.

Exhibit 20.7
Page 3 of 3

Navistar Financial 1996-A Owner Trust
For the Month of September 1996

Trigger Events:   A) Loss Trigger - Reserve Account Balance
                     Loss Trigger - Certificate Lockout Event
                  B) Delinquency Trigger

                               5               4                3               2                1
                            May 1996       June 1996        July 1996        Aug 1996         Sep 1996

Beg. Pool Balance      $459,943,869.53  $448,886,287.07  $437,532,448.32  $427,647,779.09  $417,109,950.65


A) Loss Trigger:
Principal of Contracts
  Charged off              $383,082.86      $817,826.85      $438,220.11      $446,599.38      $874,339.96
Recoveries                       $0.00       $10,734.47      $237,338.64       $74,360.07       $37,337.12

Total Charged off                                 Total Charged off
  (Months 5,4,3)         $1,639,129.82               (Months 1-6)        $2,960,069.16
Total Recoveries                                  Total Recoveries
  (Months 3,2,1)           $349,035.83               (Months 1-6)          $359,770.30
Net Loss/(Recoveries)                             Net Loss/(Recoveries)
  for 3 Mos.             $1,290,093.99(a)            for 6 Mos.          $2,600,298.86(c)

Total Balance                                     Total Balance
  (Months 5,4,3)     $1,346,362,604.92(b)            (Months 1-6)    $2,191,120,334.66(d)

Loss Ratio [(a/b)(12)]          1.1498%           Loss Ratio [(c/d)(12)]
1.4241%

Trigger:                                          Trigger:
  Is Ratio> 1.5%                    No              Is Ratio> 6.0%              No

B) Delinquency Trigger:
  Balance delinquency
    60+ days                                               $2,472,347.87    $2,755,020.10    $2,584,175.00
  As % of Beginning
    Pool Balance                                                0.56507%         0.64423%         0.61954%
  Three Month Average                                           0.31864%         0.48748%         0.60961%

Trigger:
  Is Average> 2.0%                  No

  Navistar Financial Corporation


by:  /s/ R. W. CAIN
         R. W. CAIN
         Vice President and Treasurer